United Security Bancshares Declares Quarterly Cash Dividend

FRESNO, CA, March 26, 2020 - On March 24, 2020, the Board of Directors of United Security Bancshares (the "Company")(NASDAQ: UBFO), the parent company of United Security Bank (the "Bank"), declared a regular quarterly cash dividend of $0.11 per share on the Company's common stock. The dividend is payable on April 15, 2020, to shareholders of record as of April 6, 2020.

The Board of Directors of the Company also decided to delay the 2020 Annual Meeting of Shareholders previously scheduled for May 20, 2020.  In taking this action the Board of Directors noted their concerns for the health and safety of the Company’s shareholders, officers and employees and public orders to avoid large gatherings in light of the COVID-19 pandemic.  The Board of Directors instructed management to explore the ability to hold the Annual Meeting, when rescheduled, by video or audio conferencing.

About United Security Bancshares
United Security Bancshares (NASDAQ: UBFO) is the holding company for United Security Bank, which was founded in 1987. United Security Bank is headquartered in Fresno and operates 11 full-service branch offices in Fresno, Bakersfield, Campbell, Caruthers, Coalinga, Firebaugh, Oakhurst, San Joaquin, and Taft. Additionally, United Security Bank operates Commercial Real Estate Construction, Commercial Lending, and Consumer Lending departments. For more information, please visit www.unitedsecuritybank.com.

FORWARD-LOOKING STATEMENTS
Certain statements made in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, such as statements about the Company's board or its structure. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements. For a more complete discussion of these risks and uncertainties, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and particularly the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Readers should carefully review all disclosures the Company files from time to time with the Securities and Exchange Commission.